UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2017

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2017, Glen D. Simecek, Senior Vice President and Director, Western Office of the Federal Home Loan Bank of Des Moines (the “Bank”), tendered his resignation from the Bank. The effective date of Mr. Simecek’s resignation will be May 30, 2017.

Mr. Simecek is a party to a change in control agreement, as amended, dated as of March 17, 2014 (the “Change in Control Agreement”). As a result of the merger between the Bank and the Federal Home Loan Bank of Seattle which became effective May 31, 2015, Mr. Simecek will be eligible to receive benefits under the Change in Control Agreement. The Change in Control Agreement was previously disclosed in the Bank’s annual report on Form 10-K for the year ended December 31, 2016 (filed March 21, 2017), which description is incorporated herein by reference. Such description of Mr. Simecek’s Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, with amendments, which are incorporated herein by reference to Exhibits 10.7 through 10.10 to the Bank’s Form 10-K for the year ended December 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

April 20, 2017	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President and Chief Executive Officer